www.bancofcal.com Investor Presentation 2023 First Quarter Earnings

2 When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “strategy,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe- Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by Banc of California, Inc. (“BANC,” the “Company”, “we”, “us” or “our”) with the SEC. The Company undertakes no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made, except as required by law. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to: (i) changes in general economic conditions, either nationally or in our market areas, including the impact of supply chain disruptions, and the risk of recession or an economic downturn; (ii) changes in the interest rate environment, including the recent and anticipated increases in the FRB benchmark rate, which could adversely affect our revenue and expenses, the value of assets and obligations, and the availability and cost of capital and liquidity, the impacts of continuing inflation; (iii) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets, and may result in our allowance for credit losses not being adequate; (iv) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (v) the quality and composition of our securities portfolio; (vi) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities particularly in a rising or high interest rate environment; (vii) the rapid withdrawal of a significant amount of demand deposits over a short period of time; (viii) the costs and effects of litigation; (ix) risks related to the Company’s acquisitions, including disruption to current plans and operations; difficulties in customer and employee retention; fees, expenses and charges related to these transactions being significantly higher than anticipated; and our inability to achieve expected revenues, cost savings, synergies, and other benefits; and in the case of our recent acquisition of Deepstack Technologies, LLC (Deepstack), reputational risk, regulatory risk and potential adverse reactions of the Company's or Deepstack's customers, suppliers, vendors, employees or other business partners; (x) results of examinations by regulatory authorities of the Company and the possibility that any such regulatory authority may, among other things, limit our business activities, restrict our ability to invest in certain assets, refrain from issuing an approval or non-objection to certain capital or other actions, increase our allowance for credit losses, result in write-downs of asset values, restrict our ability or that of our bank subsidiary to pay dividends, or impose fines, penalties or sanctions; (xi) legislative or regulatory changes that adversely affect our business, including changes in tax laws and policies, accounting policies and practices, privacy laws, and regulatory capital or other rules; (xii) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xiii) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xiv) failures or security breaches with respect to the network, applications, vendors and computer systems on which we depend, including due to cybersecurity threats; (xv) our ability to attract and retain key members of our senior management team; (xvi) the effects of climate change, severe weather events, natural disasters, pandemics, epidemics and other public health crises, acts of war or terrorism, and other external events on our business; (xvii) the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; (xviii) the possibility that our recorded goodwill could become impaired, which may have an adverse impact on our earnings and capital; and (xiv) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this press release and from time to time in other documents that we file with or furnish to the SEC. FORWARD LOOKING STATEMENTS

FIRST QUARTER 2023 RESULTS

($ in Thousands Except Per Share Data)	1Q23	4Q22	1Q22
Net interest income	$ 73,053	$ 80,217	$ 76,441
Provision for (reversal of) credit losses	$ 2,000	-	$ (31,542)
Net income	$ 20,278	$ 21,519	$ 48,512
Net income available to common stockholders	$ 20,278	$ 21,519	$ 43,345
Earnings per diluted common share	$ 0.34	$ 0.36	$ 0.69
Adjusted net income available to common stockholders (1)	$ 21,685	$ 26,764	$ 47,117
Adjusted earnings per diluted common share (1)	$ 0.37	$ 0.45	$ 0.75
Pre-tax pre-provision (PTPP) income (1)	$ 29,673	$ 30,587	$ 35,755
Adjusted PTPP income (1)	$ 31,671	$ 38,034	$ 35,791
Return on average assets (ROAA)	0.88%	0.92%	2.09%
Adjusted ROAA (1)	0.94%	1.15%	2.10%
PTPP ROAA (1)	1.29%	1.31%	1.54%
Adjusted PTPP ROAA (1)	1.38%	1.63%	1.55%
Average assets	$ 9,317,209	$ 9,257,311	$ 9,392,305
Net interest margin	3.41%	3.69%	3.51%
Allowance for credit losses coverage ratio	1.27%	1.28%	1.32%
NIE / Average assets (1)	2.23%	2.07%	2.01%
Adjusted NIE / Average assets (1)	2.14%	2.08%	2.01%
Common equity tier 1 (2)	11.66%	11.80%	11.40%
Tangible common equity per share (1)	$ 14.26	$ 14.19	$ 14.05
Average Noninterest-bearing deposits as % of average deposits	38.3%	40.6%	37.8%

BANC OF CALIFORNIA

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
(2) 1Q23 capital ratios are preliminary

3

4 1Q23 Summary Business model built for all cycles, with a focus on high-touch commercial relationships and value-added services and solutions to drive noninterest-bearing deposit growth Valuable Deposit Franchise • Average noninterest-bearing (NIB) deposit ratio at 38% of total deposits and 36% at quarter-end • 7% annualized new commercial NIB account growth with a robust pipeline of new clients • Total net core deposit flows were positive $90 million in the second half of March(1) High Liquidity Levels and Low Unrealized Losses • Total available liquidity of $4.0 billion, including $1.0 billion of cash, which was 2.2x uninsured and uncollateralized deposits • Uninsured and uncollateralized deposits were 27% of total deposits • Low unrealized losses of $47 million on AFS securities of $958 million Strong Capital Base(2) • Total Risk-Based Capital ratio of 14.1%, CET1 ratio of 11.7% and Leverage ratio of 9.7% • Repurchased $10 million of the current $35 million buyback authorization through April 12 • Increased the dividend 67% to $0.10 per share • KBRA confirmed all ratings and stable outlook on March 20 Resilient Earnings Power • Adjusted ROAA of 94 bps and adjusted EPS of $0.37(3) • Continued growth in Tangible Book Value Per Share(3) to $14.26 Healthy Asset Quality • Delinquencies down 25 bps or 20% to 1.03% • Classified asset ratio down 33 bps or 20% to 1.34% • ACL coverage ratio remained relatively flat at 1.27% (1) Excludes brokered deposits (2) 1Q23 capital ratios are preliminary (3) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation STRONG DEPOSIT BASE, LIQUIDITY AND CAPITAL

5 Continued growth in number of commercial deposit accounts and new relationships NIB commercial deposits comprise 87% of total NIB deposits(1) ($ in millions) 9,920 10,945 11,270 11,444 11,644 14,244 14,292 14,300 14,541 14,580 14,835 $87 2019Y $1,009 $220 2020Y $1,262 $181 1Q21 $1,394 $204 2Q21 $1,595 $188 3Q21 $2,193 $238 4Q21 $2,263 $307 1Q22 $2,165 $350 2Q22 $2,155 $351 3Q22 $2,157 $298 4Q22 $1,953 $282 1Q23 $890 $802 $1,443 $1,598 $1,783 $2,431 $1,229 $2,516 $2,506 $2,455 $2,235 $2,570 NIB Business Deposits Accounts NIB Business Deposits NIB Retail Deposits 4Q21 Includes PMB Acquisition (1) Excludes Warehouse Deposits DEPOSIT ENGINE CONSISTENTLY GENERATES NEW LOW-COST COMMERCIAL DEPOSIT RELATIONSHIPS

6 • Solid NIB mix, including 38% average and 36% percent of ending total deposits • YoY (through the cycle) average deposit beta of 26% • 73% insured and collateralized deposits • No material depository or industry concentration Cost of Deposits 39.6% 32.0% 21.4% 0.0%7.0% 1Q22 0.17% 37.4% 31.2% 21.5% 1.8% 8.1% 2Q22 0.47% 40.4% 0.08% 20.4% 4.4% 8.4% 3Q22 0.79% 39.5% 27.3% 16.5% 8.5% 8.2% 4Q22 1.22% 36.1% 26.8% 14.3% 14.4% 8.4% 1Q23 26.4% Average Cost of deposits Noninterest-bearing Interest-bearing checking Money Market & Savings Brokered CDs CDs Category 1Q22 2Q22 3Q22 4Q22 1Q23 $ in millions Noninterest-bearing checking $2,958.6 $2,826.6 $2,943.6 $2,809.3 $2,506.6 Interest-bearing checking 2,395.3 2,359.9 1,921.8 1,947.2 1,862.0 Demand deposits 5,354.0 5,186.5 4,865.4 4,756.6 4,368.6 Money market & savings 1,605.1 1,622.9 1,478.0 1,174.9 998.4 CDs 520.7 615.7 614.6 584.5 585.3 Brokered CDs 0.0 133.6 322.4 604.9 999.7 Total(1) $7,479.7 $7,558.7 $7,280.4 $7,120.9 $6,952.0 Highlights 0.12% 0.77% 2.18% 3.65% 4.51% Average Fed Funds Rate (1) Reflects balance as of period end LOW COST DEPOSIT FRANCHISE Widening spread against Fed funds rate

7 ($ in millions) March 31, 2023 Current Availability Utilization Capacity Primary Liquidity Cash* 1,010$ AFS Securities (unpledged) 724 Total Primary Liquidity $ 1,734 Secondary Liquidity FHLB** 821$ 325$ 1,146$ FRB (Discount Window & BIC) 502 600 1,102 FRB (Bank Term Funding Program) 412 - 412 Other 555 - 555 Total Secondary Liquidity $ 2,291 $ 925 $ 3,216 Total Primary + Secondary Liquidity $ 4,026 Total available primary and secondary liquidity ($4.03B) exceeds uninsured and uncollateralized deposits ($1.87B) by 2.2x * Cash targeted at 2.5% of total assets ** Excludes term funding, lines of credit and brokered CD capacity HIGH LEVEL OF AVAILABLE LIQUIDITY

8 (1) 1Q23 capital ratios are preliminary (2) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation • 1Q23 includes the impact from carrying excess liquidity, which reduced the Tangible Common Equity ratio by 72 bps, resulting in a normalized ratio of 9.16% • $35 million stock repurchase authorized for 2023, of which $10 million was repurchased by April 12 • 1Q22, 2Q22, 3Q22, 4Q22 and 1Q23 included $4.3 million, $38.9 million, $13.0 million, $18.9 million and $5.2 million in common stock repurchases, respectively • 3Q22 included the impact from the Deepstack acquisition • 1Q22 included the Series E Preferred Stock Redemption of $98.7 million STRONG CAPITAL BASE Provides Buffer for Economic Environment 1Q23 4Q22 3Q22 2Q22 1Q22 Regulatory Well- Capitalized Ratios 1Q23 Ratios in Excess of Well- Capitalized Total Risk-Based Capital Ratio (1) 14.06% 14.21% 13.86% 13.69% 13.79% 10.00% 4.06% Tier 1 Risk-based Capital (1) 11.66% 11.80% 11.43% 11.29% 11.40% 8.00% 3.66% Common Equity Tier 1 (CET1) (1) 11.66% 11.80% 11.43% 11.29% 11.40% 6.50% 5.16% Leverage Ratio (1) 9.71% 9.70% 9.52% 9.58% 9.72% 5.00% 4.71% Tangible Common Equity / Tangible Assets (2) 8.44% 9.23% 8.97% 9.03% 9.27% NA NA

9 QoQ Effective Duration (yrs) Unrealized Loss 1Q23 4Q22 Change 1Q23 1Q23 Gov’t & Agency (MBS, CMO, & SBA) $ 187.4 $ 144.6 $ 42.8 2.8 $ (5.2) CLOs 479.6 476.6 3.0 0.1 (11.2) Corporate Securities 176.0 166.6 9.4 2.1 (19.8) Private Label RMBS 115.4 80.5 34.9 6.9 (10.5) AFS $ 958.4 $ 868.3 $ 90.1 1.8 $ (46.8) Gov’t & Agency (MBS, CMO, & SBA) 214.3 214.4 (0.1) 9.8 (35.7) Municipal 114.2 114.2 (0.0) 10.1 (19.9) HTM $ 328.5 $ 328.6 $ (0.1) 9.9 $ (55.6) Total Securities $ 1,286.9 $ 1,196.9 $ 90.0 4.0 $ (102.4) Security Type ($ in millions) (1) $329 million of AFS securities were reclassified to HTM during 1Q22 Portfolio Average Balances & Yields Securities Portfolio Detail(1) Portfolio Profile CompositionCredit Rating 2.29% 1Q22 2.68% 2Q22 3.38% 3Q22 4.19% 4Q22 1Q23 $1,292 $1,217 $1,195 $1,221 $1,298 4.66% Average Balance ($ in millions) Yield AAA 46% AA 41% BBB 12% BB 1% CLO 37% Corporates 14% Munis 9% Gov’t & AGC 31% SECURITIES HAVE SHORT / MODERATE DURATION WITH LOW UNREALIZED AFS AND HTM LOSSES Private Label RMBS 9%

10 (Dollars in thousands) 1Q23 AFS (Unrealized Loss Pre-Tax) 46,788$ HTM (Unrealized Loss Pre-Tax) 55,605 Total Securities Unrealized Loss Pre-Tax $ 102,393 Net Unrealized Loss on AFS After-Tax 33,687$ 3.8% of CET1 Net Unrealized Loss on HTM After-Tax 40,036 4.5% of CET1 Net Unrealized Loss on Securities After-Tax (2) $ 73,723 Capital Analysis CET 1 Capital 893,648$ Net Unrealized Loss on Securities After-Tax (2) 73,723 8.2% of CET1 CET 1 (Deficit) / Surplus $ 819,925 CET1 Well-Capitalized Guideline 6.50% CET1 Ratio 11.66% CET1 Ratio, assuming AFS losses realized 11.22% CET1 Ratio, assuming AFS & HTM losses realized 10.70% (1) 1Q23 capital ratios are preliminary (2) Tax rate of 28.0% used for calculation purposes Note: AFS Securities were $1.01 billion and HTM securities were $329 million as of 1Q23 Total unrealized losses reduce the CET1 ratio by only 96 bps LOW UNREALIZED SECURITIES LOSSES AS A % OF CAPITAL(1) • AFS unrealized losses were 3.8% of CET1 Capital at 1Q23 • AFS + HTM unrealized losses were 8.2% of CET1 Capital at 1Q23 • Including unrealized losses, CET1 remains 4.2% above “Well Capitalized” guidelines Highlights

CONTINUED TBV PER SHARE GROWTH

Growth in TBV per common[1] share driven by strong earnings and prudent balance sheet management that more than offset negative AOCI marks, dividends, common stock repurchases and acquisitions of PMB and Deepstack Technologies



Tangible common equity per common share(1)
4Q21: Closed $1.5 billion asset PMB acquisition in October
$13.39
$13.88
3Q22: Completed $24 million acquisition of Deepstack Technologies in September
$14.19
4Q22: Completed $75 million stock buyback authorized in 1Q22 that reduced outstanding shares by 7%
$14.26(2)
1Q23: Completed $5 million of stock buyback by 3/31 and $10 million by 4/12
FY2020
FY2021
FY2022
1Q23

BANC OF CALIFORNIA

(1) Denotes a non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation
(2) 1Q23 TBVPS growth not annualized; prior periods represent full year results

11

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELDS

Loan Segment	1Q23			4Q22			Change		
	$[(1)]	%	Avg. Yield	$[(1)]	%	Avg. Yield	$[(1)]	%	Avg. Yield
$ in Millions									
C&I: Warehouse	$ 637	9%	8.15%	$ 603	8%	6.93%	$ 34	1%	1.21%
C&I: All Other	1,150	16%	6.22%	1,243	17%	6.35%	(93)	-1%	-0.14%
Multifamily	1,678	24%	4.10%	1,690	24%	3.98%	(12)	0%	0.12%
CRE	1,302	18%	4.74%	1,260	18%	4.66%	43	0%	0.08%
Construction	260	4%	8.59%	244	3%	7.54%	17	1%	1.05%
SBA	65	1%	4.86%	68	1%	5.78%	(3)	0%	-0.92%
Total Commercial Loans	5,093	72%	5.40%	5,107	72%	5.23%	(14)	0%	0.17%
SFR	1,877	27%	4.15%	1,921	27%	4.04%	(44)	0%	0.11%
Consumer	84	1%	6.26%	87	1%	6.14%	(3)	0%	0.12%
Total Consumer Loans	1,961	28%	4.24%	2,008	28%	4.13%	(46)	0%	0.11%
Total Loans HFI	$ 7,054	100%	5.07%	$ 7,115	100%	4.92%	$ (61)	N/A	0.15%



Construction
$260
4%
SBA
$65
1%
Consumer
$84
1%
C&I
$1,787
25%
CRE
$1,302
18%
Multifamily
$1,678
24%
1-4 Res.
$1,877
27%

1Q23 Highlights

- 54% of loans are variable or hybrid
- 63% of the loan portfolio is secured by residential real estate
- Real estate secured loans weighted average loan-to-values (LTVs) of 58%
- 72% of the SFR portfolio have LTVs of less than 70%
- 83% of all real estate secured loans have LTVs of less than 70%
- Exited three legacy non-relationship commercial loans that BANC elected to not renew, totaling $90 million

(1) Reflects balance as of period end

BANC OF CALIFORNIA

12

13 CALIFORNIA-CENTRIC CRE PORTFOLIO HAS LOW WEIGHTED-AVERAGE LTV AND SOLID CREDIT QUALITY • CRE loan delinquency rate < 0.1% • CRE nonperforming loans < 0.1% • CRE weighted average LTV 55% • Retail is well diversified with 1.9x debt service coverage • Total CRE debt service coverage of 1.7x Multifamily 24% CRE comprises 18.5% of total loans; General Office at only 3.9% of total loans Highlights% of Total Loans 25% 24% 27% C&I 1% Hospitality4% Industrial 4% General Office 1% Medical Office5% Retail 1% Health Facility 3% OtherMultifamily 4% Construction SFR 2% SBA / Consumer • General Office CRE comprised of B/C low- rise with: o LTV of 54% o 1.6x debt service coverage Collateral Type Count Balance % of Total Loans Avg. Loan Size WA LTV ($ millions) ($ millions) General Office 62 $ 274 3.9% $ 4.6 54% Medical Office 10 86 1.2% 6.6 58% Retail 73 330 4.7% 4.5 53% Industrial 70 248 3.5% 3.5 58% Health Facility 8 97 1.4% 12.2 59% Hospitality 13 40 0.6% 3.1 40% Other 145 227 3.2% 1.6 54% Total CRE 381 $ 1,302 18.5% $ 3.4 55%

14 (1) Includes deferred costs/fees, transfers, sales and other adjustments $679 $831 $559 $145 $156 $290 $380 $262 $351 $208 $34 $968 $1,211 $821 $496 $399 ($435) ($459) ($239) ($212) ($217) ($317) ($334) ($347) ($284) ($237) ($28) ($414) ($394) ($166) ($780) ($1,208) ($980) ($662) ($454) 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Total Loan Fundings of $399 Million in Q1 2023 Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production ($ in millions) DIVERSIFIED BUSINESS MIX LOAN YIELDS ON NEW PRODUCTION CONTINUE TO RISE Note: Q1 2023 payoffs include three legacy non-relationship commercial loans totaling $90 million that BANC elected to not renew. ($ in millions) Loans Beginning Balance Total Fundings Total Payoffs Net Di fference Other Change (1) Loans Ending Balance Total Loan Yield Rate on Production Q1 2023 7,119$ 399$ 454$ (55)$ (6)$ 7,059$ 5.07% 7.74% Q4 2022 7,294$ 496$ 662$ (166)$ (8)$ 7,119$ 4.92% 6.78% Q3 2022 7,455$ 821$ 980$ (159)$ (2)$ 7,294$ 4.54% 5.52% Q2 2022 7,455$ 1,211$ 1,208$ 3$ (2)$ 7,455$ 4.35% 4.20% Q1 2022 7,255$ 968$ 780$ 188$ 12$ 7,455$ 4.26% 3.70%

15 $91.3 $89.4 Charge-offs of Specific Reserve $(0.8) ACL (12/31/2022) $(0.5) Changes in Specific Reserve $3.2 $(3.1) Net Charge-offs (Excl. Specific Reserve) Provision for RUC $2.5 Provision for ALL $(3.2) Portfolio Mix ACL (3/31/2023) 1.33% (1) 1.28% 1.36% • ACL includes the Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC) • ACL decreased by $1.9 million due to (i) net charge offs of $3.9 million of which $3.2 million related to the commercial and industrial loans, (ii) $3.2 million from lower loan balances and changes in portfolio mix and (iii) $0.5 million lower RUC from lower unfunded commitments, partially offset by (iv) new specific reserves totaling $3.2 million, and (v) a $2.5 million increase in general reserves due mainly to the impact of the deterioration in the macroeconomic outlook • Total coverage ratio was relatively flat at 1.27% in comparison to 1.28% in 4Q22 Total Net Charge Offs $3.9 million($ in millions) 1.27% General reserve increase of $2.0 million due to macroeconomic outlook ALLOWANCE FOR CREDIT LOSSES WALK

16 $10.3 $7.3 $8.0 $21.1 $24.6 Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Total Loans ($ in millions) $30.6 0.82% 1Q22 $29.7 0.83% 2Q22 $21.1 0.79% 3Q22 $30.4 1.28% 4Q22 $31.7 1.03% 1Q23 SFR Delinquencies Delinquencies (ex-SFR) Delinquencies /Total Loans $97.8 1Q22 $125.2 2Q22 $110.9 3Q22 $119.0 4Q22 $94.7 1Q23 $249.7 $210.5 $172.7 $183.2 $146.6 Criticized and Classified Loans Classified Loans $44.2 0.73% 1Q22 $37.1 0.60% 2Q22 $34.7 0.59% 3Q22 $34.1 0.78% 4Q22 $32.0 0.80% 1Q23 SFR NPLs NPLs (ex-SFR) NPLs/Total Loans-HFI 1.32% $98.6 1Q22 1.34% $99.7 2Q22 1.36% $98.8 3Q22 1.28% $91.3 4Q22 1.27% $89.4 1Q23 ACL / Total Loans ACL $30.4 $32.5 $36.4 $60.8 $40.9 Positive trends across credit metrics: Decline in delinquencies, criticized and classified, and NPLs excluding SFR loans ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans

17 (1) Reflects balance as of period end Interest Rate Risk Position (within 12 months) Loan & Deposit Mix Interest- bearing, Non-Maturity Non-Time 44% Time 17% Variable 30% Fixed 46% LESS Rate Sensitive Assets at 37% of Total Assets Loan Portfolio • $2.2 billion mature or reset within 12 months • Given a 25 bps market rate increase, 99% of adjustable-rate loans with floors are eligible to reprice Cash & Investments • $1.0 billion in interest-bearing cash • $495 million reprice within 12 months, mostly CLOs Rate Sensitive Liabilities at 23% of Total Assets • $1.4 billion of CDs mature or reprice within 12 months • $925 million in overnight borrowings One Year Positive Gap Ratio is 14% of Total Assets HFI Loans: $7.1 billion Total Deposits: $7.0 billion Hybrid 23% Variable 31% Fixed 46% Noninterest- bearing 36% Interest- bearing, non-maturity 1 Time 23% Positioned for future rate cycles with a neutral balance sheet INTEREST RATE RISK MANAGEMENT

18 • Continued focus on noninterest-bearing deposits, credit quality, robust capital and tangible book value growth Well-Positioned to Grow Franchise Value • Build differentiated payment business that will drive fee income and commercial deposits • Continue momentum in media/entertainment, healthcare and selective bridge real estate where we have unique expertise • Options include, but are not limited to: balance sheet growth, investments in people and technology, stock repurchases, debt paydowns, and other targeted ways to enhance yield Protect The Balance Sheet Proactively Manage Asset- Liability Mix Target Opportunistic Growth in our Core Niches Scale Payments Business and Related Initiatives Allocate Capital to Drive Long Term Shareholder Returns • Balance asset sensitivity while also proactively taking advantage of opportunities to enhance earnings for the long term 2023 STRATEGIC OBJECTIVES

19 APPENDIX

BANC FAST FACTS

(Dollars in millions)	1Q23	4Q22	3Q22	2Q22	1Q22
Total assets	$ 10,039	$ 9,197	$ 9,369	$ 9,502	$ 9,584
Securities available-for-sale	958	868	848	865	899
Securities held-to-maturity	329	329	329	329	329
Loans held-for-investment	7,054	7,115	7,289	7,451	7,452
Total deposits	6,952	7,121	7,280	7,559	7,480
Net interest income	$ 73.1	$ 80.2	$ 79.4	$ 78.3	$ 76.4
Total noninterest income	7.9	(1.4)	5.7	7.2	5.9
Total revenue	80.9	78.8	85.1	85.5	82.4
Noninterest expense	49.6	47.6	50.5	47.6	46.4
Loss in alternative energy partnership investments	1.6	0.6	0.5	1.0	0.2
Total noninterest expense	51.2	48.2	51.0	48.6	46.6
Pre-tax pre-provision income[(1)]	29.7	30.6	34.1	36.9	35.8
(Reversal of) provision for credit losses	2.0	-	-	-	(31.5)
Income tax expense	7.4	9.1	9.9	10.2	18.8
Net income	20.3	21.5	24.2	26.7	48.5
Preferred dividend and other adjustments	-	-	-	-	5.2
Net income available to common stockholders	$ 20.3	$ 21.5	$ 24.2	$ 26.7	$ 43.3
Diluted earnings per common share	$ 0.34	$ 0.36	$ 0.40	$ 0.43	$ 0.69
Tangible common equity per common share[(1)]	$ 14.26	$ 14.19	$ 13.79	$ 14.05	$ 14.05
Return on average assets	0.88%	0.92%	1.02%	1.15%	2.09%
Adjusted efficiency ratio[(1)]	60.86%	56.03%	55.66%	55.11%	56.53%

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

BANC OF CALIFORNIA

20

21 (1) Excludes Warehouse credit facilities $ in millions Real Estate Loan Balances(1) SFR Portfolio by LTV 59% 1Q22 65% 2Q22 70% 3Q22 72% 4Q22 73% 1Q23 $4,424 $4,837 $5,124 $5,114 $5,118 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • 83% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,482 29% 1,073 50% to 60% 1,123 22% 511 60% to 70% 1,643 32% 631 70% to 80% 790 15% 472 >80% 80 2% 71 Total $ 5,118 100% 2,758 $ in Millions SFR LTVs $ % Count <50% $ 560 30% 650 50% to 60% 354 19% 290 60% to 70% 438 23% 361 70% to 80% 468 25% 367 >80% 58 3% 63 Total $ 1,877 100% 1,731 $ in Millions • 72% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 58% DIVERSIFIED AND LOW LTV REAL ESTATE PORTFOLIO

22 • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • ACL coverage ratio of 1.27% at the end of 1Q23 consistent with the prior quarter ACL Composition 3/31/2023 12/31/2022 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 16,119 1.24% $ 15,977 1.27% Multifamily 15,038 0.90% 14,696 0.87% Construction 6,425 2.47% 5,850 2.40% Commercial and industrial 30,327 2.64% 31,534 2.54% Commercial and industrial - warehouse 2,317 0.36% 2,622 0.44% SBA 2,097 3.22% 2,648 3.89% Total commercial loans 72,323 1.42% 73,327 1.44% Single family residential mortgage 11,481 0.61% 12,050 0.63% Other consumer 756 0.90% 583 0.67% Total consumer loans 12,237 0.62% 12,633 0.63% Allowance for loan losses 84,560 1.20% 85,960 1.21% Reserve for unfunded commitments 4,805 0.07% 5,305 0.07% Allowance for credit losses $ 89,365 1.27% $ 91,265 1.28% STRONG ALLOWANCE COVERAGE RATIO RESERVE BY LOAN TYPE

23 CLO Industry Breakdown $480 million at March 31, 2023 (net of $11.2 million unrealized loss)• CLO portfolio has underlying diversified exposure • AAA and AA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10- 20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 1Q23 average CLO portfolio yield of 6.39%, up from 5.64% in 4Q22 • Quarterly reset based on 3 Month Libor + 1.62% • CLOs included an unrealized loss of $11.2 million as of 1Q23, down from $15.6 million as of 4Q22 Healthcare & Pharmaceuticals 12% High Tech Industries 12% Services: Business 9% Banking, Finance, Insurance & Real Estate 8% Beverage, Food & Tobacco 5% Media: Broadcasting & Subscription 5% Hotel, Gaming & Leisure 4% Capital Equipment 4% Automotive 4% Services: Consumer 3% Construction & Building 3% Telecommunications 3% Chemicals, Plastics, & Rubber 3% Retail 3% Containers, Packaging & Glass 3% Other 20% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE Credit Enhancement Provides Significant Principal Protection Highlights

24 Tangible assets, tangible equity, tangible common equity, tangible common equity to tangible assets, tangible common equity per share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest income to adjusted total revenue, adjusted noninterest expense to average total assets, pre- tax pre-provision (PTPP) income, adjusted PTPP income, PTPP income ROAA, adjusted PTPP income ROAA, efficiency ratio, adjusted efficiency ratio, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted return on average assets (ROAA), adjusted common equity tier 1 (CET 1) and adjusted CET1 ratios constitute supplemental financial information determined by methods other than in accordance with GAAP. These non- GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock, as applicable, from tangible equity. Return on average tangible common equity is calculated by dividing net income available to common stockholders, after adjustment for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. PTPP income ROAA is calculated by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is calculated by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is calculated by dividing noninterest expense by total revenue. Adjusted efficiency ratio is calculated by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income is calculated by adjusting net income for tax-effected noninterest income and noninterest expense adjustments and the tax impact from the exercise of stock appreciation rights for the periods indicated. Adjusted ROAA is calculated by dividing annualized adjusted net income by average assets. Adjusted net income available to common stockholders is calculated by removing the impact of preferred stock redemptions from adjusted net income. Adjusted diluted earnings per share is calculated by dividing adjusted net income available to common stockholders by the weighted average diluted common shares outstanding. Common equity tier 1 and the common equity tier 1 ratio are defined by regulatory capital rules. Adjusted CET 1 is calculated by subtracting net unrealized losses on securities from CET 1 capital. Adjusted CET 1 ratio is calculated by dividing adjusted CET 1 by total risk-weighted assets. Adjusted CET 1 ratio, assuming AFS losses realized, is calculated by dividing CET 1 capital amount after adjusting for the net unrealized losses on AFS securities, by total risk-weighted assets. Adjusted CET 1 ratio, assuming HTM losses realized, is calculated by dividing CET 1 capital after adjusting for the net unrealized losses on HTM securities, by total risk-weighted assets. Adjusted CET 1 and adjusted CET 1 ratios are provided to reflect management’s assessment of capital impacts from net unrealized losses on securities. Capital amounts and ratios as of March 31, 2023 are preliminary. Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 25-30 of this presentation. NON-GAAP FINANCIAL INFORMATION

NON-GAAP RECONCILIATION

(Dollars in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22
Tangible Common Equity to Tangible Assets Ratio					
Total assets	$ 10,038,901	$ 9,197,016	$ 9,368,578	$ 9,502,113	$ 9,583,540
Less: goodwill	(114,312)	(114,312)	(114,312)	(95,127)	(95,127)
Less: other intangible assets	(7,065)	(7,526)	(8,081)	(4,677)	(4,990)
Tangible assets[1]	$ 9,917,524	$ 9,075,178	$ 9,246,185	$ 9,402,309	$ 9,483,423
Total stockholders' equity	$ 958,907	$ 959,618	$ 951,990	$ 949,130	$ 979,009
Less: goodwill	(114,312)	(114,312)	(114,312)	(95,127)	(95,127)
Less: other intangible assets	(7,065)	(7,526)	(8,081)	(4,677)	(4,990)
Tangible common equity[1]	$ 837,530	$ 837,780	$ 829,597	$ 849,326	$ 878,892
Total stockholders' equity to total assets	9.55%	10.43%	10.16%	9.99%	10.22%
Tangible common equity to tangible assets[1]	8.44%	9.23%	8.97%	9.03%	9.27%
Common shares outstanding	58,237,303	58,544,534	59,679,558	59,985,736	62,077,312
Class B non-voting non-convertible common shares outstanding	477,321	477,321	477,321	477,321	477,321
Total common shares outstanding	58,714,624	59,021,855	60,156,879	60,463,057	62,554,633
Book value per common share	$ 16.33	$ 16.26	$ 15.83	$ 15.70	$ 15.65
Tangible common equity per common share[1]	$ 14.26	$ 14.19	$ 13.79	$ 14.05	$ 14.05

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

BANC OF CALIFORNIA

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26 (1) Non-GAAP measure (2) Adjustments shown net of a statutory tax rate of 29.6% (Dollars in thousands) 1Q23 4Q22 3Q22 2Q22 1Q22 Return on tangible common equity Average total stockholders' equity $ 1,004,794 $ 989,414 $ 960,806 $ 969,885 $ 1,049,912 Less: Average preferred stock - - - - (75,965) Average common stockholders' equity 1,004,794 989,414 960,806 969,885 973,947 Less: Average goodwill (114,312) (114,312) (98,916) (95,127) (94,307) Less: Average other intangible assets (7,355) (7,869) (4,570) (4,869) (6,224) Average tangible common equity(1) $ 883,127 $ 867,233 $ 857,320 $ 869,889 $ 873,416 Net income available to common stockholders $ 20,278 $ 21,519 $ 24,196 $ 26,712 $ 43,345 Add: Amortization of intangible assets 461 555 396 313 441 Less: Tax effect on amortization of intangible assets(2) (136) (164) (117) (93) (130) Net income available to common stockholders after the adjustments for intangible assets(1) $ 20,603 $ 21,910 $ 24,475 $ 26,932 $ 43,656 Return on average equity 8.18% 8.63% 9.99% 11.05% 18.74% Return on average tangible common equity(1) 9.46% 10.02% 11.33% 12.42% 20.27% NON-GAAP RECONCILIATION

NON-GAAP RECONCILIATION

(Dollars in thousands)	1Q23	4Q22	3Q22	2Q22	1Q22
Adjusted Noninterest Income					
Total noninterest income	7,859	(1,427)	5,681	7,186	5,910
Net (gain) on securities available for sale	-	7,708	-	-	(16)
Adjusted noninterest income[(1)]	$ 7,859	$ 6,281	$ 5,681	$ 7,186	$ 5,894
Adjusted Noninterest Expense					
Total noninterest expense	$ 51,239	$ 48,203	$ 50,962	$ 48,612	$ 46,596
Noninterest expense adjustments:					
Indemnified legal recoveries (fees)	(380)	869	(1,017)	(455)	106
Acquisition, integration and transaction costs	-	-	(2,080)	-	-
Noninterest expense adjustments before gain (loss) in alternative energy partnership investments	(380)	869	(3,097)	(455)	106
(Loss) gain in alternative energy partnership investments	(1,618)	(608)	(504)	(1,043)	(158)
Total noninterest expense adjustments	(1,998)	261	(3,601)	(1,498)	(52)
Adjusted noninterest expense[(1)]	$ 49,241	$ 48,464	$ 47,361	$ 47,114	$ 46,544
Average assets	$9,317,209	$9,257,311	$9,408,740	$9,342,696	$9,392,305
Noninterest income to total revenue	9.71%	(1.81%)	6.68%	8.41%	7.18%
Adjusted noninterest income to adjusted total revenue[(1)]	9.71%	7.26%	6.68%	8.41%	7.16%
Noninterest expense / Average assets[(2)]	2.23%	2.07%	2.15%	2.09%	2.01%
Adjusted noninterest expense / Average assets[(1)(2)]	2.14%	2.08%	2.00%	2.02%	2.01%

BANC OF CALIFORNIA

(1) Non-GAAP measure
(2) Ratio presented on an annualized basis

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28 (1) Non-GAAP measure (2) Ratio presented on an annualized basis (Dollars in thousands) 1Q23 4Q22 3Q22 2Q22 1Q22 Adjusted pre-tax pre-provision income Net interest income $ 73,053 $ 80,217 $ 79,408 $ 78,299 $ 76,441 Noninterest income 7,859 (1,427) 5,681 7,186 5,910 Total revenue 80,912 78,790 85,089 85,485 82,351 Noninterest expense 51,239 48,203 50,962 48,612 46,596 Pre-tax pre-provision income(1) $ 29,673 $ 30,587 $ 34,127 $ 36,873 $ 35,755 Total revenue $ 80,912 $ 78,790 $ 85,089 $ 85,485 $ 82,351 Total noninterest income adjustments - $ 7,708 - - (16) Adjusted total revenue(1) $ 80,912 $ 86,498 $ 85,089 $ 85,485 $ 82,335 Noninterest expense $ 51,239 $ 48,203 $ 50,962 $ 48,612 $ 46,596 Total noninterest expense adjustments (1,998) 261 (3,601) (1,498) (52) Adjusted noninterest expense(1) 49,241 48,464 47,361 47,114 46,544 Adjusted pre-tax pre-provision income(1) $ 31,671 $ 38,034 $ 37,728 $ 38,371 $ 35,791 Average Assets $ 9,317,209 $ 9,257,311 $ 9,408,740 $ 9,342,696 $ 9,392,305 Pre-tax pre-provision ROAA(1),(2) 1.29% 1.31% 1.44% 1.58% 1.54% Adjusted pre-tax pre-provision ROAA(1),(2) 1.38% 1.63% 1.59% 1.65% 1.55% Efficiency Ratio(1) 63.33% 61.18% 59.89% 56.87% 56.58% Adjusted efficiency ratio(1),(2) 60.86% 56.03% 55.66% 55.11% 56.53% NON-GAAP RECONCILIATION

NON-GAAP RECONCILIATION

(Dollars in thousands, except per share data)	1Q23	4Q22	3Q22	2Q22	1Q22
Adjusted net income					
Net income[(1)(2)(3)]	$ 20,278	$ 21,519	$ 24,196	$ 26,712	$ 48,512
Adjustments:					
Noninterest income adjustments	-	7,708	-	-	(16)
Noninterest expense adjustments	1,998	(261)	3,601	1,498	52
Total adjustments	1,998	7,447	3,601	1,498	36
Tax impact of adjustments above[(4)]	(591)	(2,202)	(1,065)	(443)	(11)
Adjustments to net income	1,407	5,245	2,536	1,055	25
Adjusted net income[(2)(5)]	$ 21,685	$ 26,764	$ 26,732	$ 27,767	$ 48,537
Average Assets	$ 9,317,209	$ 9,257,311	$ 9,408,740	$ 9,342,696	$ 9,392,305
ROAA[(6)]	0.88%	0.92%	1.02%	1.15%	2.09%
Adjusted ROAA[(5)(6)]	0.94%	1.15%	1.13%	1.19%	2.10%
Adjusted net income available to common stockholders					
Net income available to common stockholders	$ 20,278	$ 21,519	$ 24,196	$ 26,712	$ 43,345
Adjustments to net income	1,407	5,245	2,536	1,055	25
Adjustments for impact of preferred stock redemption	-	-	-	-	3,747
Adjusted net income available to common stockholders[(5)]	$ 21,685	$ 26,764	$ 26,732	$ 27,767	$ 47,117
Average diluted common shares	59,206,619	59,725,283	60,492,460	61,600,615	62,906,003
Diluted EPS	$ 0.34	$ 0.36	$ 0.40	$ 0.43	$ 0.69
Adjusted diluted EPS[(5)(7)]	$ 0.37	$ 0.45	$ 0.44	$ 0.45	$ 0.75

(1) Net income for the three months ended December 31, 2022 includes a $7.7 million pre-tax loss on sale of securities
(2) Net income and adjusted net income for the three months ended March 31, 2022 includes a $31.3 million pre-tax reversal of credit losses due to the recovery from the settlement of a previously charged-off loan; there is no similar recovery in any of the other periods presented. The Bank previously recognized a $35.1 million charge-off for this loan during the third quarter of 2019
(3) Tax impact of adjustments shown at a statutory tax rate of 29.6%
(4) Non-GAAP measure
(5) Ratio presented on an annualized basis
(6) Represents adjusted net income available to common stockholders divided by average diluted common shares

BANC OF CALIFORNIA

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30 (1) March 31, 2023 presented to reflect management’s assessment of capital impact from net unrealized losses on securities. Tax rate of 28.0% used for calculation purposes (2) March 31, 2023 capital and capital ratios are preliminary (3) Non-GAAP measure NON-GAAP RECONCILIATION (Dollars in thousands) 1Q23 Adjusted Common Equity Tier 1 (CET 1) capital(1) CET 1 capital(2) $ 893,648 Less unrealized loss on AFS securities, net of tax (33,687) Less unrealized loss on HTM securities, net of tax (40,036) Adjusted CET 1 capital(3) $ 819,925 Total risk-weighted assets(2) $ 7,665,451 CET 1 ratio(2) 11.66% Adjusted CET 1 ratio, assuming AFS losses realized(3) 11.22% Adjusted CET 1 ratio, assuming AFS and HTM losses realized(3) 10.70%